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Exhibit 10.28

FIRST AMENDMENT TO LEASE

DATED MAY 1, 2001
TO LEASE DATED NOVEMBER 1, 2000
BETWEEN
RAZORE LAND COMPANY ("LANDLORD")
AND
PHAGE THERAPEUTICS INTERNATIONAL ("TENANT")

    WHEREAS, Landlord and Tenant have heretofore entered into that certain Lease dated November 1, 2000 (hereinafter referred to as the "Lease") under the terms of which Landlord leased to Tenant approximately 5,148 rentable square feet of space (hereinafter referred to as the "Premises") located at 19017 120th Avenue NE, Suite 102, Bothell, Washington.

    NOW THEREFORE, in consideration of the mutual promises of the parties hereto and other good and valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

  1.
  Paragraph 2. Leased Premises:

    Rentable Square Feet—approximately 5,148 rsf
    Rentable Square Feet of additional space—approximately 919 rsf

  2.
  Paragraph 5.1 Rent:

    Tenant has agreed to rent the additional 919 sf of space for two (2) years at the rate specified on the attached spreadsheet. At the commencement of year three (3) the rate will be blended with the existing rate and the additional space will be coterminous with said lease. Attached spreadsheet documents rental schedule and must remain attached as part of this amendment.

  3.
  Paragraph 8.2 Tenant's Share of Operating Expenses:

    Tenant's Share shall be 5.98%.

    Except as modified and amended herein, all other terms and conditions of this Lease shall remain unchanged and in full force and effect.

    THIS LEASE IS SUBJECT TO ACCEPTANCE BY LANDLORD.

Agreed and Accepted:
TENANT:
PHAGE THERAPEUTICS INTERNATIONAL a Florida Corporation
	By:	s/s Richard C. Honour
	Its:	President & CEO
LANDLORD:
RAZORE LAND COMPANY, a Washington Corporation
	By:	s/s Jim Sepic
	Its:	Mgr.

STATE OF WASHINGTON	)
)
COUNTY OF KING	)

    On this day personally appeared before me Richard Honour to me known to be the President & CEO of Phage TX, the corporation that executed the within and foregoing instrument, and acknowledged that the same instrument to be                free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that                was/were authorized to execute said instrument.

    GIVEN under my hand and official seal this 11th day of May, 2001.

/s/ Michael Y— NOTARY PUBLIC in and for the State of Washington, residing at Woodinville
My Commission expires 9/15/04
STATE OF WASHINGTON	)
)
COUNTY OF KING	)

    On this day personally appeared before me Richard Honour to me known to be the President & CEO of Phage TX, the corporation that executed the within and foregoing instrument, and acknowledged that the same instrument to be                free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that                was/were authorized to execute said instrument.

    GIVEN under my hand and official seal this 11th day of May, 2001.

/s/ Michael Y— NOTARY PUBLIC in and for the State of Washington, residing at Woodinville
My Commission expires 9/05/04
STATE OF WASHINGTON
COUNTY OF SNOHOMISH

    On this day personally appeared before me Jim Sepic to me known to be the Manager of Razore Land Co., the corporation that executed the within and foregoing instrument, and acknowledged that the same instrument to be a free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was/were authorized to execute said instrument.

    GIVEN under my hand and official seal this 21st day of May, 2001.

/s/ Margaret A. Tingley NOTARY PUBLIC in and for the State of Washington, residing at Everett
My Commission expires 6/10/02

PHAGE THERAPEUTICS
MONTHLY BASE RENT CALCULATION

	# of Mos		Sq. Ft.	$per Sq. Ft.	Original Space Monthly Rent	Additional Space Monthly Rent	Monthly Total Rent
Original Lease	12	11/15/00 - 11/14/01	5,148	$15.50	$6,649.50
	12	11/15/01 - 11/14/02	5,148	$16.12	$6,915.48
	12	11/15/02 - 11/14/03	5,148	$16.77	$7,194.33
	12	11/15/03 - 11/14/04	5,148	$17.44	$7,481.76
	12.5	11/15/04 - 11/30/05	5,148	$18.13	$7,777.77

	60.5
First Amendment (Addt'l Space)	24	05/01/01 - 04/30/03	919	$8.23	$630.00
	7	05/01/03 - 11/30/03	919	$16.77	$1,284.30
	12	12/01/03 - 11/30/04	919	$17.44	$1,335.61
	12	12/01/04 - 11/30/05	919	$18.13	$1,338.46

	55
Total Space Schedule Effective 5/1/01
First Amendment	6	05/01/01 - 10/31/01	6,067	$14.40	$6,649.50	$630.00	$7,279.50
	1	11/01/01 - 11/30/01	6,067	$14.68	$6,791.36	$630.00	$7,421.36
	11	12/01/01 - 10/31/02	6,067	$14.92	$6,915.48	$630.00	$7,545.48
	1	11/01/02 - 11/30/02	6,067	$15.22	$7,064.20	$630.00	$7,694.20
	5	12/01/02 - 04/30/03	6,067	$15.48	$7,194.33	$630.00	$7,824.33
	6	05/01/03 - 10/31/03	6,067	$16.77	$7,194.33	$1,284.30	$8,478.63
	1	11/01/03 - 11/30/03	6,067	$17.07	$7,347.63	$1,284.30	$8,631.93
	11	12/01/03 - 10/30/04	6,067	$17.44	$7,481.76	$1,335.61	$8,817.37
	1	11/01/04 - 11/30/04	6,067	$17.75	$7,639.63	$1,335.61	$8,975.25
	12	12/01/04 - 11/30/05	6,067	$18.13	$7,777.77	$1,388.46	$9,166.23

Total	55

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FIRST AMENDMENT TO LEASE